合同编号：ZL -2015-029

房屋租赁合同续租协议

出租方：中国制浆造纸研究院

承租方：雷克兰（北京）安全防护用品有限公司

根据双方所签房屋租赁合同（合同编号：ZL-2012-049）（以下简称“原合同”）基础上，出租方和承租方经友好协商达成续约协议如下：

1、 承租方继续租赁北京市朝阳区启阳路 4 号院 1 号楼 2 单元 5 层 502 房，建筑面积 91 平方米。

2、租赁期限 2 年，自 2015 年 6 月 1 日起至 2017 年 5 月 31 日止。

3、 每月房租壹万零伍佰壹拾捌元（小写：10518.00 元）。房租保证金叁万壹仟伍佰伍拾肆元（小写：31554.00 元），应补缴房租保证金贰仟肆佰玖拾元（小写：2490.00 元）。

4、除以上各条款需修改或增设外，出租方及承租方将按原合同履行责任及义务。

以下空白

甲方：中国制浆造纸研究院

代表签字：刘波

日期：2015 年 5 月 8 日

乙方：雷克兰（北京）安全防护用品有限公司

代表签字：

日期：2015 年 5 月 8 日